EXHIBIT 3.2

[GREAT SEAL OF      STATE OF UTAH
THE STATE OF UTAH]  DEPARTMENT OF COMMERCE
                    DIVISION OF CORPORATIONS & COMMERCIAL CODE


This form must be type written or                      File Number_____________
computer generated. For your               Non-Refundable Processing Fee $27.00
convenience, this form has been
designed to be filled out and
printed online.

           ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION (PROFIT)

Pursuant to UCA ss.16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1.   The name of the corporation is: TINTIC GOLD MINING COMPANY

2.   The date the following amendment(s) was adopted: MARCH 15, 2004

3. If CHANGING the corporation name, the NEW NAME of the corporation is: KIWA BIO-TECH PRODUCTS GROUP CORPORATION

4. The text of each amendment adopted (include attachment if additional space needed): The first sentence of Article I, titled "Name and Duration," is amended to read as follows:

     "The  name  of  this   Corporation   is  "Kiwa   Bio-tech   Products  Group
     Corporation."


5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: NOT APPLICABLE.

6.  Indicate the manner in which the  amendment(s)  was adopted (mark only one):

     [_] No shares have been issued or directors elected - Adopted by Incorporator(s)
     [_] No shares have been issued but directors have been elected - Adopted by the board of directors
     [_] Shares have been issued but shareholder action was not required - Adopted by the board of directors
     [x] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing)____________(NOT TO EXCEED 90 DAYS)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

    By: /S/ JAMES NIAN ZHAN                       Title:   Secretary
        -----------------------------
    Dated this 15TH day of March, 2004

  MAIL IN: PO Box 146705
           Salt Lake City, UT 84114-6705
  WALK IN: 160 East 300 South, Main Floor
  INFORMATION CENTER: (801) 530-4849
  TOLL FREE: (877) 526-3994 (within Utah)
  FAX: (801) 530-6438
  WEB SITE: http://www.commerce.utah.gov/cor

          UNDER GRAMA {63-2-201}, ALL REGISTRATION INFORMATION MAINTAINED BY THE DIVISION IS CLASSIFIED AS PUBLIC RECORD. FOR CONFIDENTIALITY PURPOSES, REVISED 12/03 THE BUSINESS ENTITY PHYSICAL ADDRESS MAY BE PROVIDED RATHER THAN THE RESIDENTIAL OR PRIVATE ADDRESS OF ANY INDIVIDUAL AFFILIATED WITH THE ENTITY.